Exhibit 3.9

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GLOBAL SIGNAL ACQUISITIONS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 2004, AT 3:08 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GLOBAL SIGNAL ACQUISITIONS LLC”.

3897967 8100H 130414544
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 0344125
DATE: 04-09-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

GLOBAL SIGNAL ACQUISITIONS LLC

This Certificate of Formation of Global Signal Acquisitions LLC (the “Company”) is being executed and filed by David J. Grain, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.	The name of the limited liability company is Global Signal Acquisitions LLC.

2.	The address of the registered office of the Company in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company located at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Global Signal Acquisitions LLC as of this 16th day of December, 2004.

David J. Grain
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 03:13 PM 12/16/2004 FILED 03:08 PM 12/16/2004 SRV 040913446 – 3897967 FILE